Exhibit 99.1

Aeluma Appoints Industry Veteran Christopher Stewart as Chief Financial Officer

GOLETA, CA / ACCESS Newswire / August 4, 2025 / Aeluma, Inc. (NASDAQ:ALMU), a semiconductor company specializing in high-performance, scalable technologies for mobile, AI, defense and aerospace, robotics, automotive, AR/VR, and quantum computing, today announced the appointment of technology industry veteran Christopher Stewart as its new Chief Financial Officer (CFO). Mr. Stewart will be responsible for leading the company’s finance organization and driving operational excellence through the commercialization of Aeluma’s robust technology portfolio.

Mr. Stewart brings over 20 years of financial leadership experience at public and high-growth companies. Most recently, he served as CFO at LeddarTech Holdings Inc., an AI-driven software company that Stewart helped lead through a public market debut. Prior roles include CFO of Bionano Genomics, Inc., which achieved 62% compound annual revenue growth during his tenure, as well as senior financial leadership roles at Maxwell Technologies (acquired by Tesla), Entropic Communications (acquired by Maxlinear), and Intel. Mr. Stewart holds a B.S. in Business Administration from the University of Southern California and an M.B.A. from Carnegie Mellon University.

“Chris brings the strategic financial leadership needed to scale Aeluma through its next stage of growth,” said Jonathan Klamkin, Ph.D., Founder and CEO of Aeluma. “His experience leading financial operations at high-growth technology firms and navigating capitals markets will be instrumental as we secure new customers and partners, expand commercial activities, and accelerate our path to profitability.”

Mr. Stewart’s expertise and leadership align seamlessly with Aeluma’s strategic direction. His appointment comes at a pivotal time, with Aeluma poised to redefine multiple high-growth industries.

“Aeluma is uniquely positioned at the intersection of disruptive semiconductor innovation and high-growth market demand,” said Mr. Stewart. “I’m energized by the progress made so far and look forward to supporting the team as we build a scalable financial foundation and capitalize on the significant opportunities ahead.”

About Aeluma

Aeluma (www.aeluma.com) develops photonics and optoelectronics for sensing, computing, and communication applications. Aeluma has pioneered a technique to manufacture semiconductor chips using high-performance compound semiconductor materials on large-diameter substrates that are commonly used for mass-market microelectronics. The technology has the potential to enhance performance and scale manufacturing, both of which are critical for emerging applications. Aeluma is developing a streamlined business model from its headquarters in Santa Barbara, California that has a state-of-the-art manufacturing cleanroom. Its transformative semiconductor chip technology may impact a variety of markets including mobile, defense and aerospace, AI, automotive, AR/VR, quantum, and communication. Aeluma differentiates itself with unique semiconductor manufacturing capability, proprietary technology, the ability to perform rapid prototyping, and a broad set of product offerings.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

ir@aeluma.com

SOURCE: Aeluma, Inc.